UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

Hallador Energy Company

(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Legal Officer

On June 8, 2026, Hallador Energy Company (the “Company”) appointed Matthew Bradford White as the Company’s Chief Legal Officer, effective as of June 8, 2026.

Mr. White, age 54, most recently served as Executive Vice President, General Counsel and Secretary of TransMontaigne Partners L.L.C. (“TransMontaigne”), a leading midstream energy infrastructure and logistics company, from September 2021 to the present, and previously as Vice President, Assistant General Counsel and Assistant Secretary of TransMontaigne from March 2015 to September 2021. Prior to TransMontaigne, Mr. White served as Senior Corporate Counsel at Oracle America, Inc. from October 2010 to March 2015, and as an Associate Attorney at Morrison & Foerster LLP from May 2005 to October 2010. Earlier in his career, Mr. White held positions at Qwest Communications, Inc., 360Networks, Inc., and Rocky Mountain Consultants, Inc., and  served as an officer in the United States Army from 1994 to 1999.

Mr. White holds a Juris Doctor from the Sturm College of Law at the University of Denver, a Master of Business Administration from the Daniels College of Business at the University of Denver, and a Bachelor of Science in Civil Engineering from the United States Military Academy at West Point.

There are no arrangements or understandings between Mr. White and any other person pursuant to which he was appointed as Chief Legal Officer, and there are no family relationships between Mr. White and any director or executive officer of the Company. Mr. White has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with Mr. White’s appointment, on June 8, 2026, the Board of Directors of the Company (the “Board”) amended the Company’s 2026 Executive Officer Incentive Plan (the “2026 EO Plan”), effective April 1, 2026, to include Mr. White as a covered person thereunder. The principal terms of Mr. White’s compensation under the 2026 EO Plan are as follows:

Base Salary.  Mr. White will receive an annual base salary of $500,000, pro rata commencing as of June 8, 2026.

Annual Performance Bonus.  Mr. White is eligible to receive an annual performance bonus for the Company’s 2026 fiscal year, with a target bonus of $175,000 (prorated to reflect his partial-year employment), and a maximum bonus of $350,000 (prorated), based on the achievement of performance goals established by the Compensation Committee, including safety, financial (Adjusted EBITDA), discretionary, and strategic objectives. Performance bonus amounts, if any, will be paid in a lump sum in March 2027, contingent on Mr. White’s continued service through December 31, 2026.

Restricted Stock Units.  Mr. White will receive a one-time grant of restricted stock units (“RSUs”) with a value of $200,000, based on the volume-weighted average trading price of the Company’s common stock for the 10 trading days prior to June 8, 2026. The RSUs will vest in three equal annual installments on March 31 of each of 2027, 2028, and 2029, subject to Mr. White’s continued service, and will vest in full upon the occurrence of a Change in Control (as defined in the Company’s Second Amended and Restated 2008 Restricted Stock Unit Plan).

Signing Bonus.  Mr. White will receive a one-time signing bonus of $100,000, paid entirely in RSUs based on the volume-weighted average trading price of the Company’s common stock for the 10 trading days prior to June 8, 2026. The signing bonus RSUs will vest immediately upon grant. If Mr. White voluntarily terminates his employment on or before the one-year anniversary of June 8, 2026, or is terminated by the

Company for cause, he will be required to return or reimburse the Company for the signing bonus RSUs (or the gross proceeds from the sale thereof).

Retention Bonus.  Upon a Change of Control of the Company, subject to Mr. White’s satisfaction of applicable service requirements, Mr. White will be entitled to a retention bonus equal to (i) $1,250,000, plus (ii) two and one-half times his annualized performance bonus for the prior fiscal year, plus a prorated performance bonus for the fiscal year in which the closing occurs through the closing date, plus (iii) health care coverage (or an equivalent cash payment) for up to 24 months following termination of employment after the closing.

Severance and Indemnity Agreements.  The Company enter into a Severance Agreement and an Indemnity Agreement with Mr. White, each in the form previously approved by the Board for executive officers of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Severance Agreement, dated June 8, 2026, between Hallador Energy Company and Matthew White
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hallador Energy Company

June 11, 2026	By:	/s/ERIC VAN DEMAN
Eric Van Deman Chief Accounting Officer

4